SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

         Date of Report (Date of Earliest Event Reported): May 17, 2005
                                                           --------------

                            TITAN TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


               New Mexico              0-25024            85-0206831
     ----------------------------     ------------      -------------------
     (State or other jurisdiction     (Commission       (I.R.S.  Employer
      of incorporation)                File Number)      Identification No.)


       3206 Candelaria NE, Albuquerque, N.M.                      87107
    ----------------------------------------------              ---------
     (Address of Principal Executive Offices)                   (Zip Code)


        Registrant's telephone number including area code: (505) 884-0272
                                                           --------------


                                       N/A
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         (Former name or former address, if changed since last report):


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)]
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)]

Section 1 Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     The Company ("Titan") signed a License Agreement on May 17th, 2005, with Randall Gideon, Jim Samis and Patrick Teagarden ("Licensees") for the exclusive right to build recycling facilities in North, Central and South America utilizing Titan's tire recycling technology ("Agreement"). The Agreement provides for construction of up to twenty facilities within six years after the date of execution of the Agreement and seven facilities per year thereafter. The license fee for each plant of $1,000,000 will be payable to Titan in 40 equal monthly installments of $25,000 each beginning upon commencement of construction of each plant.

     In addition the Agreement provides that Licensees will pay Titan royalty payments equal to 1.7% of total sales of all by-products produced with Titan's technology. Titan estimates that royalty payments will aggregate approximately $250,000 per year per plant at current market prices for the usual by-products of steel, oil and carbon black, assuming the processing of 150 tons of tires (approximately 15,000 average automobile tires) per day. It is anticipated that the processing of 150 tons of tires per day will yield approximately 500 barrels of high grade fuel oil, approximately 90,000 pounds of carbon black, and 15 tons of carbon steel per day for each facility.

     Titan will also receive a Ten Percent (10%) ownership interest in the first plant, a Twelve Percent (12%) ownership interest in the second plant, a Fourteen Percent (14%) ownership interest in the third plant, a Sixteen Percent (16%) ownership interest in the fourth plant, an Eighteen Percent (18%) ownership interest in the fifth plant, and a Twenty Percent (20%) ownership interest in the sixth and each subsequent plant. Licensees have indicated that the estimated cost of construction of each plant will be between $25,000,000 and $30,000,000, the entire cost of which they indicate will be financed; for a total construction cost of $500,000,000 to $600,000,000 for the first 20 plants.

     The License Agreement also provides that the Licensees may elect to purchase 750,000 shares of Titan's no par value common stock ("stock") at a price of $.10 per share ($75,000) within ninety days after the execution of the Agreement. The Agreement further provides that the Licensees must purchase not less than $25,000 of Titan's stock per month at the then market price on the date of purchase commencing ninety (90) days after the date the Agreement is signed for up to nine months for up to a total of $225,000. The obligation to purchase the $25,000.00 of stock per month terminates upon commencement of construction of the first plant.

     The Agreement provides the Licensees a period of up to 90 days to complete their financing for construction of the plants, during which period they may terminate the Agreement.


Section 9: Financial Statements and Exhibits

     Item 9.01 Financial Statements and Exhibits

  Exhibit Number         Description
  --------------         -------------------------------------
       10.21             Material Contracts:
                         License Agreement dated May 17, 2005
                         for North, Central and South America


       99.1             Press Release issued May 18, 2005
                        pertaining to the Material Agreement
                        described in Item 1.01 and Exhibit
                        10.21.


                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(a) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Titan Technologies, Inc.

Date:    May 23, 2005        By:   /s/ Ronald L. Wilder
        --------------              -------------------------
                                    Ronald L. Wilder, President,
                                    Chief Executive Officer, and
                                    Chief Financial Officer

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

                                  EXHIBIT INDEX

  Exhibit Number         Description
  --------------         -------------------------------------
       10.21             Material Contracts:
                         License Agreement dated May 17, 2005
                         for North, Central and South America


       99.1             Press Release issued May 18, 2005
                        pertaining to the Material Agreement
                        described in Item 1.01 and Exhibit
                        10.21.


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